EXHIBIT 99.1

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period.  Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s liquidity.  Adjusted EBITDA means net income before net income (loss) from discontinued operations; provision for income taxes; minority interest and other expense, net; interest (income) expense, net; and depreciation and amortization expense; as well as adding back interest and net investment income.  The Company views its total interest and investment income as an integral part of its business model and earnings stream.  “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger(1).  “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges and merger related expenses and a management fee paid to Clayton, Dubilier & Rice, Inc. (“CD&R”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger.  The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges and a management fee paid to CD&R. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors to analyze disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.  Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

(1) On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”).  The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash.  Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly-owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliates with, Clayton, Dubilier & Rice, Inc., Citigroup Private Equity L.P., BAS Capital Funding Corporation and J.P. Morgan Ventures Corporation.

Although ServiceMaster continued as the same legal entity after the Merger, the financial information in this Form 8-K is presented for two periods, Predecessor and Successor, which relate to the period preceding the Merger and succeeding the Merger, respectively.

•	Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•

Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•	Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•	Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements; and

•	Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures.

Operating revenues and Operating Performance by operating segment are as follows:

	Successor	Predecessor
(In thousands)	Three Months Ended Dec. 31, 2007	Three Months Ended Dec. 31, 2006
Operating Revenue:
TruGreen LawnCare	$228,345	$215,188
TruGreen LandCare	93,416	110,102
Terminix	244,673	244,994
American Home Shield	110,272	124,016
Other Operations and Headquarters	55,027	52,465
Total Operating Revenue	$731,733	$746,765

Operating Performance:
TruGreen LawnCare	$36,345	$33,317
TruGreen LandCare	8,177	6,468
Terminix	42,096	31,636
American Home Shield	21,186	15,488
Other Operations and Headquarters	(7,436)	2,961
Total Operating Performance	$100,368	$89,870

			Non-GAAP
	Successor	Predecessor	Combined	Predecessor
	July 25, 2007	Jan. 1, 2007	Year	Year
	to	to	Ended	Ended
(In thousands)	Dec. 31, 2007	July 24, 2007	Dec. 31, 2007 (a)	Dec. 31, 2006
Operating Revenue:
TruGreen LawnCare	$501,830	$597,147	$1,098,977	$1,052,257
TruGreen LandCare	169,741	242,154	411,895	444,338
Terminix	445,760	645,700	1,091,460	1,075,481
American Home Shield	209,661	331,361	541,022	564,817
Other Operations and Headquarters	95,366	118,028	213,394	195,810
Total Operating Revenue	$1,422,358	$1,934,390	$3,356,748	$3,332,703

Operating Performance:
TruGreen LawnCare	$102,701	$84,208	$186,909	$172,157
TruGreen LandCare	9,403	965	10,368	5,622
Terminix	74,123	120,057	194,180	166,594
American Home Shield	47,402	63,432	110,834	91,360
Other Operations and Headquarters	(3,610)	(1,927)	(5,537)	2,182
Total Operating Performance	$230,019	$266,735	$496,754	$437,915

(a)  Our combined results for the year ended December 31, 2007 represent the sum of the amounts of the Predecessor period from January 1, 2007 to July 24, 2007 and for the Successor period from July 25, 2007 to December 31, 2007.  This combination does not comply with GAAP or with the rules for pro forma presentation, but is presented because we believe it enables a meaningful presentation, comparison and evaluation of our results.

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Other
					Operations
	TruGreen	TruGreen		American	and
(in thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Successor Three Months Ended Dec. 31, 2007

Operating income (loss)	$(5,871)	$(1,917)	$27,555	$(16,437)	$(20,644)	$(17,314)
Depreciation and amortization expense	50,945	3,064	17,238	12,675	6,099	90,021
EBITDA before adding back interest and investment income, net	45,074	1,147	44,793	(3,762)	(14,545)	72,707
Interest and investment income, net (1)	—	—	—	(7,065)	(388)	(7,453)
Adjusted EBITDA	45,074	1,147	44,793	(10,827)	(14,933)	65,254
Non-cash option and restricted stock expense	—	—	—	—	300	300
Non-cash charges attributable to purchase accounting (2)	(9,134)	1,936	(2,773)	26,139	—	16,168
Comparable Operating Performance	35,940	3,083	42,020	15,312	(14,633)	81,722
Restructuring charges and merger related expenses (3)	405	5,094	76	5,874	6,697	18,146
Management fee (4)	—	—	—	—	500	500
Operating Performance	$36,345	$8,177	$42,096	$21,186	$(7,436)	$100,368

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(3,175)	$(3,175)
Operating Performance of all other discontinued operations	—	—	—	—	(54)	(54)
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$(3,229)	$(3,229)

Predecessor Three Months Ended Dec. 31, 2006

Operating income (loss)	$29,687	$ 4,958	$27,433	$ 8,676	$ (17,976)	$52,778
Depreciation and amortization expense	3,630	1,510	4,203	2,169	3,875	15,387
EBITDA before adding back interest and investment income, net	33,317	6,468	31,636	10,845	(14,101)	68,165
Interest and investment income, net (1)	—	—	—	4,643	2,613	7,256
Adjusted EBITDA	33,317	6,468	31,636	15,488	(11,488)	75,421
Non-cash option and restricted stock expense	—	—	—	—	2,502	2,502
Non-cash charges attributable to purchase accounting (2)	—	—	—	—	—	—
Comparable Operating Performance	33,317	6,468	31,636	15,488	(8,986)	77,923
Restructuring charges and merger related expenses (3)	—	—	—	—	11,947	11,947
Management fee (4)	—	—	—	—	—	—
Operating Performance	$33,317	$6,468	$31,636	$15,488	$2,961	$89,870

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(1,903)	$(1,903)
Operating Performance of all other discontinued operations	—	—	—	—	1,338	1,338
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$(565)	$(565)

					Other
					Operations
	TruGreen	TruGreen		American	and
(in thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Successor Jul. 25, 2007 to Dec. 31, 2007

Operating income (loss)	$42,156	$(6,351)	$49,216	$(20,764)	$(31,017)	$33,240
Depreciation and amortization expense	88,628	5,928	28,543	22,038	10,504	155,641
EBITDA before adding back interest and investment income, net	130,784	(423)	77,759	1,274	(20,513)	188,881
Interest and investment income, net (1)	—	—	—	(6,749)	3,186	(3,563)
Adjusted EBITDA	130,784	(423)	77,759	(5,475)	(17,327)	185,318
Non-cash option and restricted stock expense	—	—	—	—	300	300
Non-cash charges attributable to purchase accounting (2)	(28,488)	1,906	(3,712)	47,003	2	16,711
Comparable Operating Performance	102,296	1,483	74,047	41,528	(17,025)	202,329
Restructuring charges and merger related expenses (3)	405	7,920	76	5,874	12,540	26,815
Management fee (4)	—	—	—	—	875	875
Operating Performance	$102,701	$9,403	$74,123	$47,402	$(3,610)	$230,019

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(6,382)	$(6,382)
Operating Performance of all other discontinued operations	—	—	—	—	(165)	(165)
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$(6,547)	$(6,547)

Predecessor Jan. 1, 2007 to Jul. 24, 2007

Operating income (loss)	$75,656	$(2,206)	$109,461	$35,582	$(74,561)	$143,932
Depreciation and amortization expense	8,552	3,171	10,596	3,687	6,408	32,414
EBITDA before adding back interest and investment income, net	84,208	965	120,057	39,269	(68,153)	176,346
Interest and investment income, net (1)	—	—	—	24,163	4,461	28,624
Adjusted EBITDA	84,208	965	120,057	63,432	(63,692)	204,970
Non-cash option and restricted stock expense	—	—	—	—	3,415	3,415
Non-cash charges attributable to purchase accounting (2)	—	—	—	—	—	—
Comparable Operating Performance	84,208	965	120,057	63,432	(60,277)	208,385
Restructuring charges and merger related expenses (3)	—	—	—	—	58,350	58,350
Management fee (4)	—	—	—	—	—	—
Operating Performance	$84,208	$965	$120,057	$63,432	$(1,927)	$266,735

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(5,739)	$(5,739)
Operating Performance of all other discontinued operations	—	—	—	—	326	326
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$(5,413)	$(5,413)

Non-GAAP Combined Year Ended Dec. 31, 2007 (a)

Operating income (loss)	$117,812	$(8,557)	$158,677	$14,818	$(105,578)	$177,172
Depreciation and amortization expense	97,180	9,099	39,139	25,725	16,912	188,055
EBITDA before adding back interest and investment income, net	214,992	542	197,816	40,543	(88,666)	365,227
Interest and investment income, net (1)	—	—	—	17,414	7,647	25,061
Adjusted EBITDA	214,992	542	197,816	57,957	(81,019)	390,288
Non-cash option and restricted stock expense	—	—	—	—	3,715	3,715
Non-cash charges attributable to purchase accounting (2)	(28,488)	1,906	(3,712)	47,003	2	16,711
Comparable Operating Performance	186,504	2,448	194,104	104,960	(77,302)	410,714
Restructuring charges and merger related expenses (3)	405	7,920	76	5,874	70,890	85,165
Management fee (4)	—	—	—	—	875	875
Operating Performance	$186,909	$10,368	$194,180	$110,834	$(5,537)	$496,754

Memo: Items excluded from Operating Performance
Operating Performance of Instar	$—	$—	$—	$—	$(12,121)	$(12,121)
Operating Performance of all other discontinued operations	—	—	—	—	161	161
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$(11,960)	$(11,960)

Predecessor Year Ended Dec. 31, 2006

Operating income (loss)	$157,695	$(587)	$152,161	$62,780	(47,921)	$324,128
Depreciation and amortization expense	14,462	6,209	14,433	8,222	11,010	54,336
EBITDA before adding back interest and investment income, net	172,157	5,622	166,594	71,002	(36,911)	378,464
Interest and investment income, net (1)	—	—	—	20,358	5,584	25,942
Adjusted EBITDA	172,157	5,622	166,594	91,360	(31,327)	404,406
Non-cash option and restricted stock expense	—	—	—	—	10,869	10,869
Non-cash charges attributable to purchase accounting (2)	—	—	—	—	—	—
Comparable Operating Performance	172,157	5,622	166,594	91,360	(20,458)	415,275
Restructuring charges and merger related expenses (3)	—	—	—	—	22,640	22,640
Management fee (4)	—	—	—	—	—	—
Operating Performance	$172,157	$5,622	$166,594	$91,360	$2,182	$437,915

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$7,781	$7,781
Operating Performance of all other discontinued operations	—	—	—	—	17,837	17,837
Operating Performance of businesses held pending sale and discontinued operations (5)	$—	$—	$—	$—	$25,618	$25,618

(a)  Our combined results for the year ended December 31, 2007 represent the sum of the amounts of the Predecessor period from January 1, 2007 to July 24, 2007 and for the Successor period from July 25, 2007 to December 31, 2007.  This combination does not comply with GAAP or with the rules for pro forma presentation, but is presented because we believe it enables a meaningful presentation, comparison and evaluation of our results.

(1)  Interest and investment income is primarily comprised of investment income and realized gains/losses on our American Home Shield (“AHS”) segment investment portfolio.  Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with AHS and for other purposes totaled approximately $383 million as of December 31, 2007.  AHS interest and investment income was $7.1 million for the Successor period three months ended December 31, 2007, $24.2 million for the Predecessor period January 1, 2007 to July 24, 2007, $6.8 million for the Successor period July 25, 2007 to December 31, 2007, $4.6 million for the Predecessor period three months ended December 31, 2006, $20.4 million for the Predecessor period year ended December 31, 2006.  The balance of interest and investment income primarily relates to (i) a portion of the earnings generated by ServiceMaster Acceptance Corporation (“SMAC”), our financing subsidiary exclusively dedicated to providing financing to our franchisees and retail customers of our operating units; (ii) investment income from our employee deferred compensation trust (for which there is a corresponding and offsetting increase in compensation expense within operating income); and (iii) interest income on other cash balances.  We view our total interest and investment income as an integral part of our business model and earnings stream.

(2)  The Merger was accounted for using purchase accounting.  This item represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(3)  Includes (i) restructuring charges associated with Project Accelerate (a firm-wide initiative designed to improve the effectiveness and efficiency of functional support areas), (ii) severance costs and costs related to the consolidation of our corporate headquarters in Memphis, Tennessee, including the closing of our office in Downers Grove, Illinois, (iii) costs to exit leases and severance payments related to organizational changes within the TruGreen LandCare and American Home Shield operations and (iv) merger related expenses resulting from the Merger.  The TruGreen LandCare and American Home Shield restructuring charges totaled $7.9 million and $5.9 million, respectively, all recorded in the Successor period July 25, 2007 to December 31, 2007, and are included in the Comparable Operating Performance of that segment.  Substantially all other restructuring charges and the merger related expenses are included in the Comparable Operating Performance of the Other Operations and Headquarters segment.

(4)  Represents the elimination of the management fee payable to CD&R.

(5)  The following table presents reconciliations of operating income (loss) of businesses held pending sale and discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Non-GAAP
	Successor	Predecessor	Successor	Predecessor	Combined	Predecessor
	Three	Three	July 25, 2007	Jan. 1, 2007	Year	Year
	Months Ended	Months Ended	to	to	Ended	Ended
(in thousands)	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	July 24, 2007	Dec. 31, 2007	Dec. 31, 2006

Operating (loss) income	$(4,529)	$(1,600)	$(8,833)	$(7,617)	$(16,450)	$16,509
Depreciation and amortization expense	1,300	1,035	2,286	2,204	4,490	9,109
EBITDA before adding back interest and investment income, net	(3,229)	(565)	(6,547)	(5,413)	(11,960)	25,618
Interest and investment income, net	—	—	—	—	—	—
Adjusted EBITDA	(3,229)	(565)	(6,547)	(5,413)	(11,960)	25,618
Non-cash option and restricted stock expense	—	—	—	—	—	—
Non-cash charges attributable to purchase accounting	—	—	—	—	—	—
Comparable Operating Performance	$(3,229)	$(565)	$(6,547)	$(5,413)	$(11,960)	$25,618
Restructuring charges and merger related expenses	—	—	—	—	—	—
Management fee	—	—	—	—	—	—
Operating Performance	$(3,229)	$(565)	$(6,547)	$(5,413)	$(11,960)	$25,618

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth strategies, the industries in which we operate, customer retention, employee retention, improvements in route density, the continuation of tuck-in acquisitions, our ability to make cash interest payments on our debt, restructurings and reorganizations, including the Fast Forward, and cost savings from such restructurings and reorganizations, and any expected charges or savings and the outcome of pending litigation.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2007, could cause actual results and outcomes to differ materially from those in the forward-looking statements.  Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•                  our ability to generate the significant amount of cash needed to service our debt obligations;

•                  increases in interest rates;

•                  weather conditions and seasonality factors that affect the demand for our services;

•                  changes in the source and intensity of competition in our markets;

•                  higher fuel prices or lack of fuel availability;

•                  increases in operating costs, such as higher insurance premiums, self-insurance costs and health care;

•                  employee retention, labor shortages or increases in compensation and benefits;

•                  the risk that the benefits from the Merger or Fast Forward may not be fully realized or may take longer to realize than expected;

•                  changes in general economic conditions in the United States, especially as they may affect home resales, consumer confidence or spending levels including as a result of the subprime credit dislocations;

•                  changes in the type or mix of our service offerings or products;

•                  governmental regulation and the enforcement thereof, including telemarketing, potential direct mail or other marketing restrictions and legal restrictions on pesticides and fertilizers;

•                  the successful consolidation of our headquarters in Memphis, current restructuring initiatives and our ability to recruit qualified management personnel to support our functional areas;

•                  the number, type, outcomes and costs of legal or administrative proceedings;

•                  possible labor organizing activities at the Company or its franchisees;

•                  risks inherent in acquisitions;

•                  risks inherent in our business process outsourcing; and

•                  other factors described from time to time in documents that we file with the Securities and Exchange Commission.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future, performance, unless expressed as such, and should only be viewed as historical data.